As filed with the Securities and Exchange Commission on September 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EXPEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 108th Avenue N.E.

Bellevue, WA 98004

(Address of principal executive offices)

ORBITZ WORLDWIDE, INC. 2007 EQUITY AND INCENTIVE PLAN

(Full title of the plan)

Robert J. Dzielak

Executive Vice President, General Counsel and Secretary

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

(Name and address of agent for service)

(425) 679-7200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share, of Expedia, Inc. (1)	562,469 shares	$116.35	$65,443,240	$7,604.51

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 562,469 shares of Common Stock, par value $0.0001 (“Common Stock”) of Expedia, Inc. (“We,” “our,” “Expedia” or the “Registrant”) under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(f) under the Securities Act based upon the average of the high and low prices per share for Expedia Common Stock trading on the NASDAQ Global Select Market as of September 14, 2015, which were $117.4199 and $115.28, respectively, by multiplying 0.0001162 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE

We are filing this Registration Statement to register 562,469 shares of our Common Stock issuable in connection with the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended (the “Orbitz Plan”).

Pursuant to the Agreement and Plan of Merger, dated as of February 12, 2015 (the “Merger Agreement”), by and among Expedia, Xeta, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Expedia (“Merger Sub”) and Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz”), Merger Sub merged with and into Orbitz on September 17, 2015 (the “Effective Time”). In accordance with the Merger Agreement, at the Effective Time, Expedia assumed the Orbitz Plan and certain restricted stock unit awards (each, a “RSU”) granted under the Orbitz Plan (the “Assumed RSUs”). As a result of this assumption, at the Effective Time, the Assumed RSUs were converted into RSUs of Expedia.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Except to the extent furnished and not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by Commission rules, the following documents previously filed by Expedia with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(i)	Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on February 6, 2015

(ii)	Expedia’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 filed with the Commission on May 1, 2015 and July 31, 2015, respectively.

(iii)	Expedia’s Current Reports on Forms 8-K filed with the SEC on the following dates:

February 5, 2015

February 13, 2015

March 4, 2015

March 26, 2015

April 1, 2015

April 2, 2015

April 30, 2015

May 22, 2015

June 3, 2015

June 19, 2015

July 1, 2015

July 30, 2015

August 13, 2015

September 17, 2015

(iv)	The disclosure set forth under the caption “Description of Expedia Capital Stock After the Spin-Off” contained in Expedia’s Registration Statement on Form S-4, as amended (SEC File No. 333-175828) filed with the Commission on November 1, 2011.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Registrant, or by reason of the fact that he/she is or was a director or officer of the Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. The Registrant’s bylaws include within this right to indemnification the right to be paid by the Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, the Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1of Form 8-K filed on December 27, 2011)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Form 8-K filed on August 15, 2005)

Exhibit Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant, Expedia, Inc., hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 17, 2015.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations, or requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2015.

Signature	Title

/s/ Barry Diller Barry Diller	Director (Chairman of the Board)

/s/ Dara Khosrowshahi Dara Khosrowshahi	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark D. Okerstrom Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)

/s/ Lance A. Soliday Lance A. Soliday	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Victor A. Kaufman Victor A. Kaufman	Director (Vice Chairman)

A. George Battle	Director

/s/ Craig A. Jacobson Craig A. Jacobson	Director

/s/ Jonathan L. Dolgen Jonathan L. Dolgen	Director

/s/ Pamela L. Coe Pamela L. Coe	Director

/s/ José A. Tazón José A. Tazón	Director

/s/ Peter M. Kern Peter M. Kern	Director

/s/ John C. Malone John C. Malone	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1of Form 8-K filed on December 27, 2011)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Form 8-K filed on August 15, 2005)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended